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                                                                       EXHIBIT 5


                             WHITE & MCDERMOTT, P.C.
                                65 WILLIAM STREET
                               WELLESLEY, MA 02481


                               September 14, 2000

Novavax, Inc.
8320 Guilford Road
Columbia, Maryland  21046

       Re:   1995 Stock Option Plan, as amended

Ladies and Gentlemen:

       We have assisted Novavax, Inc. (the Company"), a Delaware corporation, in the preparation of a Registration Statement on Form S-8 (the Registration Statement") to be filed with the Securities and Exchange Commission in connection with the registration of 1,600,000 shares (the Shares") of the Company's Common Stock, $.01 par value per share, issuable under the Company's 1995 Stock Option Plan (the Plan") as that number may be adjusted from time to time pursuant to the provisions of the Plan.

       We have examined the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated By-Laws of the Company, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

       In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies, and the authenticity of the originals of any such documents. We have further assumed that all information contained in all documents reviewed by us is true and complete and that each grant of an award pursuant to the Plan will be duly authorized.

       Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance under the Plan, and the Shares, when issued and paid for in accordance with the terms of the Plan and at a price per share in excess of the par value per share for such Shares, will be legally issued, fully-paid and nonassessable.


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       This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. Please note that we are opining as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is solely for your benefit in connection with the filing of the Registration Statement and may not be quoted or relied upon by any other person or used for any other purpose, without our prior written consent.

Novavax, Inc.
September 14, 2000
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       We hereby consent to the filing of this opinion with the Securities and
Exchange Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the Securities Act"). In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                           Very truly yours,


                                           /s/ White & McDermott, P.C.
                                           ---------------------------

                                           WHITE & MCDERMOTT, P.C.